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                                                                  EXHIBIT 23(C)

The Board Of Directors
Gold Kist Inc.:

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated August 29, 1997, except for Note 11 as to which the date is September 5, 1997, with respect to the consolidated financial statements of Golden Peanut Company and Subsidiaries (not included separately herein) in the Registration Statement (Form S-2) and related prospectus of Gold Kist Inc. for the registration of subordinated capital and loan certificates.

                                          Ernst & Young LLP

Atlanta, Georgia
September 24, 1997